EXHIBIT 10(e)

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                                                                    MLA No. 076B

                                    AMENDMENT

     THIS AMENDMENT ("Amendment") is entered into as of July 31, 2002, between COBANK, ACB ("CoBank") and TELMARK LLC, (the "Company").

                                   BACKGROUND

     CoBank and the Company are parties to an Amended and Restated Master Loan Agreement dated March 14, 2001 (such agreement, as previously amended, is hereinafter referred to as the "MLA"). CoBank and the Company now desire to amend the MLA. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), CoBank and the Company agree as follows:

1. Section 9(C) of the MLA is hereby amended to add the following at the end after the period:

     Subject to 9(G) below, in no case shall the Company transfer, lease, or otherwise dispose of any of its assets to Agway Inc. except with the written consent of CoBank.

2. Section 9(G) of the MLA is hereby amended and restated in its entirety to read as follows:

     (G) TRANSACTIONS WITH AFFILIATES. Invest in Agway Inc. or its subsidiaries whether by lease, loan of funds, purchase of equity, or otherwise. In addition, the Company shall not, except with the written consent of CoBank, enter into any additional loan or lease transactions, or enter into any extensions or modifications of terms on any existing loans or leases, with Agway Inc. or its subsidiaries, provided, however, that notwithstanding the foregoing, the Company may make short-term loans of funds not to exceed $3,000,000 in the aggregate at any one time outstanding to Agway Inc. or its subsidiaries. As of the date hereof, the Company's outstanding leases with Agway do not exceed $20,236,398.00. As used in this Section 9(G), the term "subsidiaries" shall not mean any subsidiaries of the Company.

3.   Section 10 of the MLA is hereby amended to add the following subsections:

     (D) LEASE RESERVE. The Company will have at the end of each fiscal quarter a minimum lease reserve to total leases of at least 4.5%. As used in this
Section 10(D), total leases shall mean only those leases in the Company's "managed portfolio" (which excludes leases in process).

     (E) DELINQUENCY. At the end of each fiscal quarter the Company's maximum total delinquent plus nonaccrual leases to total lease shall not exceed 5%.

     Except as expressly provided by this Amendment, the terms and provisions of the MLA and the other Loan Documents are hereby ratified and confirmed and shall continue in full force and effect. By agreeing to this Amendment as acknowledged below, the Company hereby certifies and warrants to CoBank that after giving effect to the amendments effected hereby, each of the representations and warranties contained in the MLA and in the other Loan Documents are true and correct as of the effective date of this Amendment, and shall be true at the time of each loan or advance, including that no Default or Event of Default exists, with the same effect as though made on such effective date or, as applicable, at the time of each loan or advance (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representations or warranty shall be true and correct as of such specified date).

     IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.


COBANK, ACB                            TELMARK LLC

By:    /s/Brian J. Klatt               By:    /s/Jennifer L. Hicks
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Title: Vice President                  Title: Treasurer
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